Exhibit 99.1

Comverge Reports First Quarter 2012 Financial Results
Norcross, GA., May 10, 2012 - Comverge, Inc. (NASDAQ: COMV), the leading provider of Intelligent Energy Management (IEM) solutions for Residential and Commercial + Industrial customers, today announced first quarter 2012 financial and operating results.
First quarter revenues for 2012 were $32.6 million compared to $18.6 million in the first quarter of 2011, a 75 percent increase.
Gross margin for the first quarter of 2012 was 51 percent compared to 42 percent in the first quarter of 2011.
Adjusted EBITDA for the first quarter of 2012 was $1.3 million compared to negative $6.7 million for the first quarter 2011. Comverge defines adjusted EBITDA as earnings before interest, taxes, depreciation, amortization, and non-cash stock compensation expense. Please refer to the financial schedules attached to this press release for reconciliation of GAAP to non-GAAP Adjusted EBITDA.
Net loss for the first quarter of 2012 was $2.7 million, or $0.10 per basic and diluted share, compared to a net loss of $9.8 million, or $0.39 per basic and diluted share for the first quarter of 2011.
“Our impressive first quarter revenue, gross margin, net income and adjusted EBITDA improvements compared to 2011 reflect the company's continued strong performance in both our Residential and Commercial businesses as well as our improved operational efficiencies,” commented R. Blake Young, Comverge president and chief executive officer.
Payments from Long-term Contracts
Payments from long-term contracts, which represent an estimate of total payments that Comverge expects to receive under long-term agreements with customers, were $515 million as of March 31, 2012.
About Comverge

With more than 500 utility and 2,100 commercial customers, as well as five million deployed residential devices, Comverge brings unparalleled industry knowledge and experience to offer the most reliable, easy-to-use, and cost-effective intelligent energy management programs.  We deliver the insight and control that enables energy providers and consumers to optimize their power usage through the industry's only proven, comprehensive set of technology, services and information management solutions.  For more information, visit www.comverge.com.

Caution Regarding Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release are not and do not constitute historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward looking statements include projected revenue guidance, projected contracted revenues, projected regulatory changes or approvals, the amount of revenue and megawatts that will be generated by long-term contracts or open market programs and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this release do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge's business involving our products, the development and distribution of our products and related services, regulatory changes or grid operator rule changes, regulatory approval of our contracts, economic and competitive factors, our key strategic relationships, and other risks more fully described in our form 10-Q filed today. Comverge assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Regulation G Disclosure - Non-GAAP Financial Information

Non-GAAP financial measures are based upon our unaudited consolidated statements of operations for the periods shown, giving effect to the adjustments shown in the reconciliations set forth below. This presentation is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, Comverge believes that non-GAAP reporting, giving effect to the adjustments shown in the reconciliations below, provides meaningful information and therefore uses it to supplement its GAAP reporting and internally in evaluating operations, managing and benchmarking performance. The Company has chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

For Additional Information

Jason Cigarran
Vice President, Marketing and Investor Relations
Comverge, Inc.
678-823-6784
jcigarran@comverge.com

SCHEDULE 1
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)
Revenue	$32,581	$18,625
Cost of revenue	16,067	10,858
Gross profit	16,514	7,767
Operating expenses
General and administrative expenses	11,362	10,234
Marketing and selling expenses	5,034	5,089
Research and development expenses	1,133	1,049
Amortization of intangible assets	66	237
Operating loss	(1,081)	(8,842)
Interest and other expense, net	1,385	929
Loss before income taxes	(2,466)	(9,771)
Provision for income taxes	252	15
Net loss	$(2,718)	$(9,786)

Net loss per share (basic and diluted)	$(0.10)	$(0.39)

Weighted average shares used in computation	26,167,484	24,790,385

SCHEDULE 2
COMVERGE, INC.
SEGMENT INFORMATION
(In thousands)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)
Revenue:
Residential Business	$19,749	$15,258
Commercial & Industrial Business	12,832	3,367
Total Revenue	$32,581	$18,625

Cost of Revenue:
Residential Business	$12,410	$8,443
Commercial & Industrial Business	3,657	2,415
Total Cost of Revenue	$16,067	$10,858

Gross Profit:
Residential Business	$7,339	$6,815
Commercial & Industrial Business	9,175	952
Total Gross Profit	$16,514	$7,767

SCHEDULE 3
COMVERGE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2012	2011
	(unaudited)
Assets
Cash and cash equivalents	$18,053	$23,641
Restricted cash	2,192	4,051
Billed accounts receivable, net	18,988	18,481
Unbilled accounts receivable	11,660	12,730
Inventory, net	8,632	10,377
Deferred costs	2,566	1,804
Other current assets	1,547	1,313
Total current assets	63,638	72,397

Restricted cash	9,000	332
Property and equipment, net	27,755	26,865
Intangible assets, net	3,662	3,635
Goodwill	499	499
Other assets	1,642	1,681
Total assets	$106,196	$105,409

Liabilities and Shareholders' Equity
Accounts payable	$6,707	$5,123
Accrued expenses	14,691	20,347
Deferred revenue	13,542	7,094
Current portion of long-term debt	26,147	9,188
Other current liabilities	7,194	7,561
Total current liabilities	68,281	49,313

Deferred revenue	484	490
Long-term debt	—	17,062
Other liabilities	1,256	1,563
Total long-term liabilities	1,740	19,115

Common stock	27	26
Additional paid-in capital	268,083	266,090
Treasury stock	(400)	(338)
Accumulated deficit	(231,490)	(228,772)
Accumulated other comprehensive income	(45)	(25)
Total shareholders' equity	36,175	36,981
Total liabilities and shareholders' equity	$106,196	$105,409

SCHEDULE 4
COMVERGE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)
Cash flows from operating activities
Net loss	$(2,718)	$(9,786)
Adjustments to net loss to net cash flows from operating activities:
Depreciation	1,281	529
Amortization of intangible assets	256	410
Stock-based compensation	746	1,136
Other	382	537
Changes in operating assets and liabilities	3,674	1,323
Net cash from operating activities	3,621	(5,851)

Cash flows from investing activities
Change in restricted cash	(6,809)	918
Maturities/sales (purchases) of marketable securities	—	27,724
Purchases of property and equipment	(3,186)	(3,153)
Net cash from investing activities	(9,995)	25,489

Cash flows from financing activities
Borrowings of debt	11,104	—
Repayment of debt	(11,250)	(750)
Proceeds from issuance of common stock	1,239	—
Other	(293)	54
Net cash from financing activities	800	(696)

Effect of exchange rate changes	(14)	—
Net change in cash and cash equivalents	(5,588)	18,942
Cash and cash equivalents at beginning of period	23,641	7,800
Cash and cash equivalents at end of period	$18,053	$26,742

SCHEDULE 5
COMVERGE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE TO THE
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE
(In thousands)

	Three Months Ended
	March 31,
	2012	2011
	(unaudited)	(unaudited)
Net loss	$(2,718)	$(9,786)
Depreciation and amortization	1,537	939
Interest expense, net	1,517	956
Provision for income taxes	252	15
EBITDA	588	(7,876)
Non-cash stock compensation expense	746	1,136
Adjusted EBITDA	$1,334	$(6,740)